AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT is executed this 26th day of March, 2007 by and between Proliance International, Inc. (formerly known as Transpro, Inc.), a Delaware corporation (the “Company”) and Charles E. Johnson (the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of March 12, 2001, and amended as of October 28, 2004 and May 4, 2006 (collectively, the “Agreement”) under which the Company retained the Employee to serve as President and Chief Executive Officer of the Company; and

WHEREAS, the parties wish to (i) extend the term of this Agreement, (ii) extend the term of certain severance benefits hereunder, and (iii) implement a temporary reduction in the base salary of the Employee during calendar year 2007.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.  Notwithstanding the terms of Section 4 of the Agreement regarding base salary payments to the Employee, the parties agree to proceed in accordance with the provisions of the Temporary Salary Adjustment Rider attached hereto as Exhibit A.

2.  Section 3 of the Agreement is hereby deleted in its entirety and shall now read as follows:

“Section 3. Term of Employment

The Term of Employment will be the period ending on March 11, 2009, unless earlier terminated pursuant to Section 11 hereof. At the end of the initial Term of Employment, and on each anniversary thereof, the Term of Employment will automatically be extended for one (1) additional year, unless the Company or the Employee will have given written notice to the other that such party does not wish to extend this Agreement at least ninety (90) days in advance.”

3.  Section 11(e) of the Agreement, as amended, is hereby deleted in its entirety and shall now read as follows:

“(e) Effect of Termination Without Serious Cause or With Good Reason. If (i) the Company terminates the Term of Employment and the Employee’s employment herein without Serious Cause, or (ii) the Employee terminates the Term of Employment and his employment hereunder for Good Reason, the Employee will be eligible for severance benefits in accordance with the terms of the Proliance International, Inc. Supplemental Executive Retirement Plan, as amended. In addition, the Employee will be entitled to prompt payment of (A) any accrued but unpaid salary and vacation, (B) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (C) the Company’s medical, dental and vision plans (with standard employee payment), life insurance in the amount of two (2) times the Employee’s annual base salary and long term disability insurance for the period of two (2) years, and (D) reimbursement of business expenses incurred prior to the date of termination.”

4.  Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect. This Amendment No. 3 may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signature by facsimile or other electronic image shall be valid and binding for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 on the year and date first above written.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Paul R. Lederer
Name:	Paul R. Lederer
Title:	Chairman of the Board

/s/ Charles E. Johnson
Charles E. Johnson

Exhibit A

Temporary Salary Adjustment Rider

Employee agrees to a reduction in his annual base salary for the calendar year 2007 from $500,000 to $425,000. Salary payments for the period April 1, 2007 through December 31, 2007 will be made at the amount of $33,333 per month in accordance with the Company’s ordinary payroll practices. Bonus eligibility for 2007 will be based upon a $500,000 base salary level. Effective January 1, 2008, assuming the Employee remains in the Company’s employ, the Employee’s annual salary will revert to the prior annual rate of $500,000, unless mutually agreed otherwise.

Additionally, in the event there is a Change of Control during calendar year 2007, the Employee’s annual base salary will thereupon revert to the current rate of $500,000. Should the Employee’s employment relationship with the Company terminate during calendar year 2007 under circumstances whereby the Employee would be entitled to payments set forth in Sections 11 or 12 of the Agreement and/or the Supplemental Executive Retirement Plan, as amended, such payments will be calculated at the Employee’s annual salary rate of $500,000.